Exhibit 99.1

NEWS RELEASE          ____

For Release:        Immediately
Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES
SECOND QUARTER EARNINGS

Calhoun, Georgia, August 2, 2012 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2012 second quarter net earnings of $73 million and diluted earnings per share (EPS) of $1.06. Net earnings excluding restructuring charges were $79 million and EPS was $1.14, a 20% increase over last year’s second quarter adjusted EPS. Net sales for the second quarter of 2012 were $1.5 billion, in line with prior year and an increase of 2% on a constant exchange rate. For the second quarter of 2011, net earnings were $61 million and EPS was $0.88. Net earnings excluding restructuring charges for the second quarter of 2011, were $66 million and EPS was $0.95.
For the six months ending June 30, 2012, net sales were $2.9 billion, an increase of 2% versus prior year and 4% on a constant exchange rate. Net earnings and EPS for the six-month period were $114 million and $1.64, respectively. Net earnings excluding restructuring charges were $120 million and EPS was $1.73, an increase of 25% over the six-month adjusted EPS results in 2011. For the six months ending July 2, 2011, net sales were $2.8 billion, net earnings were $84 million and EPS was $1.22. Excluding restructuring charges, net earnings and EPS were $95 million and $1.38, respectively.
Commenting on Mohawk Industries’ second quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “Selling prices offsetting raw material inflation, productivity gains, product mix improvements and lower interest costs all contributed to our results. Sales increased 2% on a constant exchange rate with commercial sales continuing to outpace residential sales. We continue to control SG&A cost while increasing new product investments across all businesses. During the quarter, we generated adjusted EBITDA of $187 million, free cash flow of $96 million and paid off $336 million of senior notes. We have addressed many of today’s economic challenges by enhancing our product differentiation, reducing costs, improving efficiencies and entering new product categories and geographies.”
Mohawk segment adjusted operating income margin increased 110 basis points over 2011 with gains from pricing, improved product mix and lower costs from productivity offsetting lower volume and higher material costs. Segment sales were down 3% during the second quarter. Carpet sales for both the industry and Mohawk were approximately flat compared to last year with residential remodeling activity slow. Our rug sales continued to be soft due to lower retail sales, as well as retailers deferring promotional activities and further reducing inventory within the channel. During the quarter, Mohawk’s SmartStrand® Silk™ premium carpet collection experienced strong sales growth due to its unsurpassed softness and proprietary environmental features. We executed productivity improvements across the business with particular gains from our capital investments and reduction of waste.
Dal-Tile segment sales grew 7% during the quarter or 8% on a constant exchange rate. The segment posted gains from increases in both residential and commercial sales and growth in the Mexican market. Operating margins were enhanced by higher volumes, greater manufacturing efficiencies, improved material formulations and increased recycling. To address the changing market demand, we converted mosaic and floor tile production to porcelain, increased our ability to make larger sizes and expanded our Reveal Imaging™ capabilities. The new Salamanca facility in Mexico is producing red-body tile for the domestic market. The plant’s start-up costs are in line with our expectations, and we anticipate positive contributions in early 2013 due to higher volume and productivity.
Unilin segment sales decreased 2% but increased 7% on a constant exchange rate. Outside North America, laminate and wood flooring sales grew from continued expansion in the DIY channel, expanded distribution in the U.K. and Australian sales. Our Russian facility is progressing with increased productivity and is manufacturing more complex products. In North America, laminate sales grew from increased promotional activity by large retailers and greater penetration in the home center channel. Laminate collections featuring richly embossed surfaces, premium long planks and our proprietary GenuEdge Technology ™ improved our mix in both the remodeling and new construction markets. Our insulated roofing product sales declined in Europe as the housing market contracted but were offset by the growth of our insulation panels, which help to meet energy efficiency goals.
Mohawk’s commitment to product innovation, resource management and process improvements yielded improved second quarter results. Our investments in innovative products improved our mix and contributed to higher margins. Though sales softened in the second quarter, U.S. order rates have shown some improvement as we began the third quarter. We do not expect material costs to follow oil price declines due to specific higher chemical costs. In the U.S., low mortgage rates and higher housing starts should support future flooring sales. In Europe, we will have the normal seasonal slowing and expect the present trends to continue with exchange rates being a headwind. Based on these factors, our guidance for third quarter earnings is $0.96 to $1.05 per share, excluding any restructuring costs.
We have addressed many of today’s economic challenges by enhancing our product differentiation, reducing costs, improving efficiencies and entering new product categories and geographies. We retain a strong financial position, which provides us flexibility to invest in strategic opportunities going forward.
Mohawk is a leading supplier of flooring for both residential and commercial applications. Mohawk provides a complete selection for all markets of carpet, ceramic tile, laminate, wood, stone, vinyl and rugs. These products are marketed under the premier brands in the industry including Mohawk, Karastan, Lees, Bigelow, Durkan, Mohawk Home, Daltile, American Olean, Unilin and Quick-Step. Mohawk’s unique merchandising and marketing assists the consumer in creating exquisite floors to fulfill their dreams. Mohawk provides a premium level of service with its own trucking fleet and local distribution in the U.S. Mohawk’s international presence includes operations in Australia, Brazil, China, Europe, Malaysia, Mexico and Russia.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.
Conference call Friday, August 3, 2012 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local.
Conference ID # 98256242. A replay will also be available until August 17, 2012 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 98256242.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended		Six Months Ended
(Amounts in thousands, except per share data)	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Net sales	$1,469,793	1,477,854	2,878,828	2,821,449
Cost of sales	1,081,329	1,095,607	2,130,938	2,097,610
Gross profit	388,464	382,247	747,890	723,839
Selling, general and administrative expenses	280,746	280,547	568,196	566,055
Operating income	107,718	101,700	179,694	157,784
Interest expense	18,844	25,760	41,342	52,355
Other (income) expense, net	440	396	(1,385)	381
Earnings before income taxes	88,434	75,544	139,737	105,048
Income tax expense	15,246	13,450	25,537	18,416
Net earnings	73,188	62,094	114,200	86,632
Net earnings attributable to noncontrolling interest	—	(1,191)	(635)	(2,287)
Net earnings attributable to Mohawk Industries, Inc.	$73,188	60,903	113,565	84,345
Basic earnings per share attributable to Mohawk Industries, Inc.	$1.06	0.89	1.65	1.23
Weighted-average common shares outstanding - basic	68,984	68,744	68,923	68,709
Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.06	0.88	1.64	1.22
Weighted-average common shares outstanding - diluted	69,259	68,981	69,204	68,942

Other Financial Information
(Amounts in thousands)
Net cash provided by operating activities	$140,046	96,003	95,576	28,590
Depreciation and amortization	$71,831	74,344	145,117	148,597
Capital expenditures	$44,436	59,708	87,687	112,519

Consolidated Balance Sheet Data
(Amounts in thousands)
			June 30, 2012	July 2, 2011
ASSETS
Current assets:
Cash and cash equivalents			$319,463	285,422
Receivables, net			782,122	797,893
Inventories			1,161,073	1,102,769
Prepaid expenses and other current assets			144,915	125,815
Deferred income taxes			126,613	135,338
Total current assets			2,534,186	2,447,237
Property, plant and equipment, net			1,652,444	1,730,914
Goodwill			1,363,356	1,418,830
Intangible assets, net			564,948	681,178
Deferred income taxes and other non-current assets			149,843	110,841
			$6,264,777	6,389,000
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt			$57,158	453,185
Accounts payable and accrued expenses			733,411	771,297
Total current liabilities			790,569	1,224,482
Long-term debt, less current portion			1,570,530	1,155,150
Deferred income taxes and other long-term liabilities			427,360	460,109
Total liabilities			2,788,459	2,839,741

Noncontrolling interest	—	32,300
Total stockholders' equity	3,476,318	3,516,959
	$6,264,777	6,389,000

Segment Information	Three Months Ended		As of or for the Six Months Ended
(Amounts in thousands)	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Net sales:
Mohawk	$734,493	758,064	1,434,373	1,449,229
Dal-Tile	404,288	379,469	797,213	723,884
Unilin	354,374	363,097	691,798	688,929
Intersegment sales	(23,362)	(22,776)	(44,556)	(40,593)
Consolidated net sales	$1,469,793	1,477,854	2,878,828	2,821,449

Operating income (loss):
Mohawk	$37,136	31,201	62,418	48,241
Dal-Tile	36,432	32,138	62,460	49,838
Unilin	40,575	46,209	67,721	72,459
Corporate and eliminations	(6,425)	(7,848)	(12,905)	(12,754)
Consolidated operating income	$107,718	101,700	179,694	157,784

Assets:
Mohawk			$1,791,376	1,783,630
Dal-Tile			1,742,563	1,700,482
Unilin			2,539,997	2,717,032
Corporate and eliminations			190,841	187,856
Consolidated assets			$6,264,777	6,389,000

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
		Three Months Ended		Six Months Ended
		June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net earnings attributable to Mohawk Industries, Inc.		$73,188	60,903	113,565	84,345
Adjusting items:
Business restructurings		8,226	6,514	8,226	13,327
Income taxes		(2,201)	(1,818)	(2,201)	(2,836)
Adjusted net earnings attributable to Mohawk Industries, Inc.		$79,213	65,599	119,590	94,836

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.		$1.14	0.95	1.73	1.38
Weighted-average common shares outstanding - diluted		69,259	68,981	69,204	68,942

Reconciliation of Operating Cash Flow to Free Cash Flow
(Amounts in thousands)
	Three Months Ended June 30, 2012
Net cash provided by operating activities	$140,046
Additions to property, plant and equipment	(44,436)
Free cash flow	$95,610

Reconciliation of Net Earnings to Adjusted EBITDA
(Amounts in thousands)
	Three Months Ended
	June 30, 2012
Net earnings	$73,188
Income tax expense	15,246
Interest expense	18,844
Depreciation and amortization	71,831
EBITDA	179,109
Business restructurings	8,226
Adjusted EBITDA	$187,335

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net sales	$1,469,793	1,477,854	2,878,828	2,821,449
Adjustment to net sales on a constant exchange rate:
Exchange rate	36,326	—	49,962	—
Net sales on a constant exchange rate	$1,506,119	1,477,854	2,928,790	2,821,449

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Dal-Tile	June 30, 2012	July 2, 2011
Net sales	$404,288	379,469
Adjustment to segment net sales on a constant exchange rate:
Exchange rate	3,555	—
Segment net sales on a constant exchange rate	$407,843	379,469

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Unilin	June 30, 2012	July 2, 2011
Net sales	$354,374	363,097
Adjustment to segment net sales on a constant exchange rate:
Exchange rate	32,771	—
Segment net sales on a constant exchange rate	$387,145	363,097

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	June 30, 2012	July 2, 2011
Gross Profit	$388,464	382,247
Adjustment to gross profit:
Business restructurings	6,636	5,532
Adjusted gross profit	$395,100	387,779
Adjusted gross profit as a percent of net sales	26.9%	26.2%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	June 30, 2012	July 2, 2011
Operating income	$107,718	101,700
Adjustment to operating income:
Business restructurings	8,226	6,514
Adjusted operating income	$115,944	108,214
Adjusted operating margin as a percent of net sales	7.9%	7.3%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Mohawk	June 30, 2012	July 2, 2011
Operating income	$37,136	31,201
Adjustment to segment operating income:
Business restructurings	7,383	6,514
Adjusted segment operating income	$44,519	37,715
Adjusted operating margin as a percent of net sales	6.1%	5%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Unilin	June 30, 2012	July 2, 2011
Operating income	$40,575	46,209

Adjustment to segment operating income:
Business restructurings	843	—
Adjusted segment operating income	$41,418	46,209
Adjusted operating margin as a percent of net sales	11.7%	12.7%

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	June 30, 2012	July 2, 2011
Earnings before income taxes	$88,434	75,544
Adjustment to earnings before income taxes:
Business restructurings	8,226	6,514
Adjusted earnings before income taxes	$96,660	82,058

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	June 30, 2012	July 2, 2011
Income tax expense	$15,246	13,450
Adjustment to income tax expense:
Income tax effect of business restructurings	2,201	1,818
Adjusted income tax expense	$17,447	15,268

Adjusted income tax rate	18%	19%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	June 30, 2012	July 2, 2011
Selling, general and administrative expenses	$280,746	280,547
Adjustments to selling, general and administrative expenses:
Business restructurings	(1,590)	(982)
Exchange rate	(6,042)	—
Adjusted selling, general and administrative expenses	$273,114	279,565
Adjusted selling, general and administrative expenses as a percent of net sales	18.6%	18.9%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for planning and forecasting in subsequent periods.